Exhibit 99.01

ACM Research Reports Fourth Quarter and Fiscal Year 2024 Results

FREMONT, Calif., February 26, 2025 (Globe Newswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced packaging applications, today reported financial results for its fourth quarter and fiscal year ended December 31, 2024.

“2024 was a year of strong execution for ACM. We expanded our product portfolio and broadened the addressable markets we serve,” said ACM’s President and Chief Executive Officer, Dr. David Wang. “We grew revenue by 40% and total shipments by 63%. We gained additional market share by capitalizing on product cycles and deepening engagements with key customers, demonstrating the strength of our multi-product portfolio. Our operating profit increased by 57.6%, and we generated  $152 million in cash flow from operations.”

Dr. Wang continued, “In the fourth quarter, we achieved two major operational milestones. First, we achieved process qualification of our Thermal and Plasma-Enhanced ALD furnace tools at two semiconductor customers in mainland China. Second, we commenced initial operations at our Lingang production facility, and we are on track to transition additional capacity to Lingang as we progress through the year.”

Dr. Wang concluded, “Looking ahead to 2025, we remain focused on expanding our business with incremental revenue contribution from Tahoe, SPM, and Furnace, additional customer evaluations for both Track and PECVD, increasing localization in China, and contributions from our expanding global footprint. Regarding the addition of our subsidiaries to the U.S. Entity List, we believe the impact on the ability of ACM Research (Shanghai) to produce tools will be manageable, and that we can continue to support our global customer base.”

	Three Months Ended December 31,
	GAAP		Non-GAAP(1)
	2024	2023	2024	2023
	(dollars in thousands, except EPS)
Revenue	$223,471	$170,321	$223,471	$170,321
Gross margin	49.6%	46.4%	49.8%	46.8%
Income from operations	$43,989	$23,374	$52,773	$36,046
Net income attributable to ACM Research, Inc.	$31,080	$17,700	$37,740	$28,681
Basic EPS	$0.49	$0.29	$0.60	$0.47
Diluted EPS	$0.46	$0.26	$0.56	$0.43

Exhibit 99.01
	Twelve Months Ended December 31,
	GAAP		Non-GAAP(1)
	2024	2023	2024	2023
	(dollars in thousands, except EPS)
Revenue	$782,118	$557,723	$782,118	$557,723
Gross margin	50.1%	49.5%	50.4%	49.8%
Income from operations	$150,998	$95,839	$200,574	$123,177
Net income attributable to ACM Research, Inc.	$103,627	$77,349	$152,230	$107,424
Basic EPS	$1.67	$1.29	$2.45	$1.79
Diluted EPS	$1.53	$1.16	$2.26	$1.63

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized gain (loss) on short-term investments.

Outlook

ACM is maintaining its revenue guidance range of $850 million to $950 million for fiscal year 2025. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors. We have updated our long-term business model to a gross margin target range of 42% to 48%, versus the prior range of 40% to 45%.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in 2024 were $973 million, up 63.1%. Total shipments in the fourth quarter of 2024 were $264 million, versus $140 million in the fourth quarter of 2023. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Thermal and Plasma-Enhanced ALD furnace tools achieved process qualification. ACM announced the achievement of process qualification of its Ultra Fn A Plasma-Enhanced Atomic Layer Deposition (PEALD) and Thermal Atomic Layer Deposition (Thermal ALD) Furnace tools at two mainland China semiconductor customers.

Full Year 2024 Financial Summary

Unless otherwise noted, the following figures refer to the full year of 2024 and comparisons are with the full year of 2023.

•
Revenue was $782.1 million, up 40.2%, reflecting higher sales of single wafer cleaning, Tahoe and semi-critical cleaning equipment and ECP (front-end and packaging), furnace and other technologies, along with steady growth of advanced packaging (excluding ECP), services & spares.

•
Gross margin was 50.1% versus 49.5%. Non-GAAP gross margin, which excludes stock-based compensation, was 50.4% versus 49.8%. Gross margin exceeded ACM’s updated long-term business model target range of 42% to 48%. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.

•
Operating expenses were $240.6 million, an increase of 33.4%. Operating expenses as a percentage of revenue decreased to 30.8% from 32.3%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $193.4 million, up 25.2%. Non-GAAP operating expenses as a percentage of revenue were 24.7%  compared to 27.7%.

Exhibit 99.01
•
Operating income was $151.0 million, up 57.6% compared to $95.8 million. Operating margin increased from 17.2% to 19.3%. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $200.6 million, up 62.8% compared to 123.2 million. Non-GAAP operating margin, which excludes stock-based compensation, was 25.6% compared to 22.1%.

•
Unrealized gain (loss) on short-term investments was $1.0 million, compared to an unrealized gain (loss) of $(2.7) million. Unrealized gain (loss) reflects the change in market value of the investments by ACM’s principal operating subsidiary, ACM Research (Shanghai), Inc. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Income tax expense was $35.0 million, compared to $19.4 million.

•
Net income attributable to ACM Research, Inc. was $103.6 million, compared to $77.3 million. Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized gain (loss) on short-term investments, was $152.2 million, compared to $107.4 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $1.53, compared to $1.16.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized gain (loss) on short-term investments, was $2.26, compared to $1.63.

•	Cash and cash equivalents, plus restricted cash and short-term and long-term time deposits were $441.9 million at December 31, 2024, compared to $369.1 million at September 30, 2024.

Fourth Quarter 2024 Financial Summary

Unless otherwise noted, the following figures refer to the fourth quarter of 2024 and comparisons are with the fourth quarter of 2023.

•
Revenue was $223.5 million, up 31.2%, reflecting higher sales of single wafer cleaning, Tahoe and semi-critical cleaning equipment and ECP (front-end and packaging), furnace and other technologies, along with steady sales growth of advanced packaging (excluding ECP), services & spares.

•
Gross margin was 49.6% versus 46.4%. Non-GAAP gross margin, which excludes stock-based compensation, was 49.8% versus 46.8%. Gross margin was at the upper end of ACM’s updated long-term business model target range of 42% to 48%. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.

•
Operating expenses were $66.8 million, an increase of 20.0%. Operating expenses as a percentage of revenue decreased to 29.9% from 32.7%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $58.4 million, up 34.0%. Non-GAAP operating expenses as a percentage of revenue increased to 26.1% from 25.6%.

•
Operating income was $44.0 million, up 88.2% compared to $23.4 million. Operating margin was 19.7% compared to 13.7%. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $52.8 million, up 46.4% compared to $36.0 million. Non-GAAP operating margin, which excludes stock-based compensation, was 23.6% compared to 21.2%.

•
Unrealized gain on short-term investments was $2.1 million, compared to an unrealized gain of $1.7 million. Unrealized gain reflects the change in market value of the investments by ACM’s principal operating subsidiary, ACM Research (Shanghai), Inc. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

Exhibit 99.01
•	Income tax expense was $17.3 million, compared to $8.1 million.

•
Net income attributable to ACM Research, Inc. was $31.1 million, compared to $17.7 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized gain on short-term investments, was $37.7 million, compared to $28.7 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.46, compared to $0.26.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized gain on short-term investments, was $0.56, compared to $0.43.

Conference Call Details

A conference call to discuss results will be held on Wednesday, February 26, 2025, at 8:00 a.m. Eastern Time (9:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register.vevent.com/register/BI70ae79d80e0348a880269ad7a9dec2f9

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude the effect of stock-based compensation and unrealized gain (loss) on short-term investments, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Exhibit 99.01
Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment spanning cleaning, electroplating, stress-free polishing, vertical furnace processes, track, PECVD, and wafer- and panel-level packaging tools, enabling advanced and semi-critical semiconductor device manufacturing. ACM is committed to delivering customized, high-performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.  For more information, visit www.acmrcsh.com.

© ACM Research, Inc. ULTRA Fn and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Steven C. Pelayo, CFA
(360)808-5154
steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.co

Exhibit 99.01
ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$407,445	$182,090
Restricted cash	3,865	1,083
Short-term time deposits	17,277	80,524
Short-term investment	19,373	21,312
Accounts receivable, net	387,045	283,186
Other receivables	41,859	40,065
Inventories, net	597,984	545,395
Advances to related party	1,024	2,432
Prepaid expenses	7,507	20,023
Total current assets	1,483,379	1,176,110
Property, plant and equipment, net	269,272	201,848
Operating lease right-of-use assets, net	14,038	15,393
Intangible assets, net	3,461	2,538
Long-term time deposits	13,275	40,818
Deferred tax assets	14,781	20,271
Long-term investments	37,063	27,880
Other long-term assets	20,452	6,050
Total assets	$1,855,721	$1,490,908
Liabilities and Equity
Current liabilities:
Short-term borrowings	$32,814	$31,335
Current portion of long-term borrowings	44,472	6,783
Related party accounts payable	16,133	11,407
Accounts payable	139,294	141,814
Advances from customers	243,949	181,368
Deferred revenue	8,537	3,687
Income taxes payable	12,779	6,401
FIN-48 payable	19,466	12,149
Other payables and accrued expenses	121,657	102,951
Current portion of operating lease liability	2,132	2,764
Total current liabilities	641,233	500,659
Long-term borrowings	105,525	53,952
Long-term operating lease liability	3,840	4,262
Other long-term liabilities	9,217	5,873
Total liabilities	759,815	564,746
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	6	6
Class B Common stock	1	1
Additional paid-in capital	677,476	629,845
Retained earnings	260,000	156,827
Statutory surplus reserve	30,514	30,060
Accumulated other comprehensive loss	(63,372)	(49,349)
Total ACM Research, Inc. stockholders’ equity	904,625	767,390
Non-controlling interests	191,281	158,772
Total equity	1,095,906	926,162
Total liabilities and equity	$1,855,721	$1,490,908

Exhibit 99.01
ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
	( In thousands, except share and per share data)
Revenue	$223,471	$170,321	$782,118	$557,723
Cost of revenue	112,656	91,245	390,564	281,508
Gross profit	110,815	79,076	391,554	276,215
Operating expenses:
Sales and marketing	18,380	9,440	65,447	47,019
Research and development	27,750	32,465	105,473	92,709
General and administrative	20,696	13,797	69,636	40,648
Total operating expenses	66,826	55,702	240,556	180,376
Income from operations	43,989	23,374	150,998	95,839
Interest income	2,813	2,071	9,935	8,354
Interest expense	(1,228)	(697)	(4,151)	(2,681)
Realized gain from sale of short-term investments	1,344	478	1,788	9,047
Unrealized gain (loss) on short-term investments	2,124	1,691	973	(2,737)
Other income (expense), net	7,061	(1,714)	6,334	(1,558)
Income from equity method investments	322	6,224	423	9,952
Income before income taxes	56,425	31,427	166,300	116,216
Income tax expense	(17,319)	(8,129)	(35,031)	(19,364)
Net income	39,106	23,298	131,269	96,852
Less: Net income attributable to non-controlling interests	8,026	5,598	27,642	19,503
Net income attributable to ACM Research, Inc.	$31,080	$17,700	$103,627	$77,349
Comprehensive income (loss):
Net income	39,106	23,298	131,269	96,852
Foreign currency translation adjustment, net of tax	(26,104)	11,214	(15,728)	(10,617)
Unrealized gain on available-for-sale investments, net of tax	428	-	428	-
Comprehensive Income	13,430	34,512	115,969	86,235
Less: Comprehensive income attributable to non-controlling interests	$4,909	$5,807	$26,365	$17,689
Comprehensive income (loss) attributable to ACM Research Inc.	$8,521	$28,705	$89,604	$68,546

Basic	$0.49	$0.29	$1.67	$1.29
Diluted	$0.46	$0.26	$1.53	$1.16

Weighted average common shares outstanding used in computing per share amounts:
Basic	62,794,259	60,792,349	62,212,569	60,164,670
Diluted	66,518,704	65,911,901	66,237,424	64,870,543

Exhibit 99.01
ACM RESEARCH, INC.
Total Revenue by Product Category and by Region

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
	($ in thousand)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$155,211	$122,292	$578,887	$403,851
ECP (front-end and packaging), furnace and other technologies	51,695	32,133	151,057	103,356
Advanced packaging (excluding ECP), services & spares	16,565	15,896	52,174	50,516
Total Revenue By Product Category	$223,471	$170,321	$782,118	$557,723

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Mainland China	$223,110	$165,441	$775,752	$540,969
Other Regions	361	4,880	6,366	16,754
Total Revenue By Region	$223,471	$170,321	$782,118	$557,723

Exhibit 99.01
ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain (loss) on short-term investments. The following tables reconcile gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended December 31,
	2024				2023
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)
	(In thousands)
Revenue	$223,471	$-	$-	$223,471	$170,321	$-	$-	$170,321
Cost of revenue	(112,656)	(365)	-	(112,291)	(91,245)	(568)	-	(90,677)
Gross profit	110,815	(365)	-	111,180	79,076	(568)	-	79,644
Gross margin	49.6%	0.2%	-	49.8%	46.4%	0.3%	-	46.8%
Operating expenses:
Sales and marketing	(18,380)	(1,907)	-	(16,473)	(9,440)	(2,279)	-	(7,161)
Research and development	(27,750)	(2,030)	-	(25,720)	(32,465)	(3,628)	-	(28,837)
General and administrative	(20,696)	(4,482)	-	(16,214)	(13,797)	(6,197)	-	(7,600)
Total operating expenses	(66,826)	(8,419)	-	(58,407)	(55,702)	(12,104)	-	(43,598)
Income (loss) from operations	$43,989	$(8,784)	$-	$52,773	$23,374	$(12,672)	$-	$36,046
Unrealized gain on short-term investments	2,124	-	2,124	-	1,691	-	1,691	-
Net income (loss) attributable to ACM Research, Inc.	$31,080	$(8,784)	$2,124	$37,740	$17,700	$(12,672)	$1,691	$28,681
Basic EPS	$0.49			$0.60	$0.29			$0.47
Diluted EPS	$0.46			$0.56	$0.26			$0.43

Exhibit 99.01
	Year Ended December 31,
	2024				2023
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)
	(In thousands)
Revenue	$782,118	$-	$-	$782,118	$557,723	$-	$-	$557,723
Cost of revenue	(390,564)	(2,385)	-	(388,179)	(281,508)	(1,406)	-	(280,102)
Gross profit	391,554	(2,385)	-	393,939	276,215	(1,406)	-	277,621
Gross margin	50.1%	0.3%	-	50.4%	49.5%	0.3%	-	49.8%
Operating expenses:
Sales and marketing	(65,447)	(10,552)	-	(54,895)	(47,019)	(5,684)	-	(41,335)
Research and development	(105,473)	(14,112)	-	(91,361)	(92,709)	(8,459)	-	(84,250)
General and administrative	(69,636)	(22,527)	-	(47,109)	(40,648)	(11,789)	-	(28,859)
Total operating expenses	(240,556)	(47,191)	-	(193,365)	(180,376)	(25,932)	-	(154,444)
Income (loss) from operations	$150,998	$(49,576)	$-	$200,574	$95,839	$(27,338)	$-	$123,177
Unrealized gain (loss) on short-term investments	973	-	973	-	(2,737)	-	(2,737)	-
Net income (loss) attributable to ACM Research, Inc.	$103,627	$(49,576)	$973	$152,230	$77,349	$(27,338)	$(2,737)	$107,424
Basic EPS	$1.67			$2.45	$1.29			$1.79
Diluted EPS	$1.53			$2.26	$1.16			$1.63